Exhibit 99.1

NEWS RELEASE FOR MORE INFORMATION CONTACT: David E. Fountain National Processing, Inc. Phone: 502.315.3311 Fax: 502.315.3535 e-mail: dfountain@npc.net www.npc.net For Immediate Release

National Processing Reports Record 2001 Results

Quarterly and Annual Transaction Volumes Increase 19% and 24%

Fourth Quarter Merchant Card Revenue and EBIT Rise 27% and 33%

Louisville, Kentucky, January 22, 2002 — National Processing, Inc. (NYSE: NAP) today reported record net income for both the 2001 fourth quarter and full year. Net income for the fourth quarter of 2001 was $18.2 million, or $0.35 per diluted share, up 75% and 72%, respectively, over comparable 2000 amounts of $10.4 million, or $0.20 per diluted share. For the year 2001, net income was $52.7 million, or $1.01 per diluted share, up 21% and 19%, respectively, over comparable 2000 amounts of $43.4 million, or $0.85 per diluted share.

Net income for the quarterly and annual periods presented included certain nonrecurring restructuring, divestiture, and impairment charges, which are discussed below and in the attached Financial Summaries. Net income before nonrecurring items for the 2001 fourth quarter was $16.6 million, or $0.32 per diluted share, up 11% and 9%, respectively, over comparable 2000 amounts of $15.0 million, or $0.29 per diluted share. For the year 2001, net income before nonrecurring items was $57.3 million, or $1.10 per diluted share, up 17% and 15%, respectively, over comparable 2000 amounts of $49.0 million, or $0.96 per diluted share, in line with previous guidance provided by the Company.

Core(1) net income, which excludes both divested operations and nonrecurring items, was $16.6 million, or $0.32 per diluted share, for the 2001 fourth quarter up 16% and 14%, respectively, over comparable 2000 amounts of $14.3 million, or $0.28 per diluted share. For the year 2001, core net income was $55.0 million, or $1.06 per diluted share, up 25% and 23%, respectively, over comparable 2000 amounts of $43.9 million, or $0.86 per diluted share.

Summary Financial Information

	Quarter Ended			Year Ended
	December 31,			December 31,
	2001			2001

	Amount	Change		Amount	Change

	(dollars in millions,
	except per share amounts)
Reported
Revenue	$124.0	7%		$473.3	11%
Net Income	$18.2	75%		$52.7	21%
Net Income per Share — Diluted	$0.35	72%		$1.01	19%
Results Before Nonrecurring Items
Revenue	$124.0	7%		$473.3	11%
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$30.3	13%		$106.6	16%
Earnings Before Interest and Taxes (EBIT)	$25.4	19%		$86.3	22%
EBIT Margin	20.5%	215	bps	18.2%	167	bps
Net Income	$16.6	11%		$57.3	17%
Net Income per Share — Diluted	$0.32	9%		$1.10	15%
Core(1) Business Units
Revenue	$124.0	24%		$432.1	22%
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$30.3	23%		$100.7	27%
Earnings Before Interest and Taxes (EBIT)	$25.4	24%		$82.7	31%
EBIT Margin	20.5%	4	bps	19.1%	130	bps
Net Income	$16.6	16%		$55.0	25%
Net Income per Share — Diluted	$0.32	14%		$1.06	23%

Notes:

Certain amounts may not recompute due to rounding.

(1)	Core is comprised of the Merchant Card Services and Payment Services businesses. Core excludes the Springfield remittance operation sold in 2000, the Denver collections business discontinued in 2001, and the Business Process Outsourcing business unit sold in 2001. Core also excludes nonrecurring items.

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Fourth Quarter and Annual Highlights

•	Merchant Card Services transaction volume reached record levels for the fourth quarter and full year. Total merchant transactions processed were 991 million for the quarter and 3.5 billion for the year, representing respective increases of 19% and 24% over comparable 2000 volumes. Organic transaction volume growth, which excludes the impact of current year acquisitions, was 16% and 23%, respectively, for the 2001 fourth quarter and full year.

•	Merchant Card Services dollar volume reached record levels for the fourth quarter and full year. Total dollar volume processed was $45.2 billion and $155.8 billion for the respective quarter and full year periods, representing 18% and 23% increases over comparable 2000 volumes. Organic dollar volume growth was 12% and 20%, respectively, for the 2001 fourth quarter and full year.

•	Revenue for Merchant Card Services reached record levels of $115.7 million and $402.0 million for the fourth quarter and full year, representing respective increases of 27% and 26% over comparable 2000 amounts. Organic revenue growth for Merchant Card Services was 13% and 16%, respectively, for the 2001 fourth quarter and full year.

•	Merchant Card Services EBIT (Earnings Before Interest and Taxes) increased to record levels of $23.7 million and $76.9 million for the fourth quarter and full year 2001, representing 33% and 41% increases, respectively, over comparable 2000 amounts. For the 12th consecutive quarter, Merchant Card Services EBIT exceeded the comparable prior year quarterly amount by over 27%.

•	Merchant Card Services recently announced the signing of several new merchant processing contracts including: QuikTrip Corporation, one of the nation’s leading convenience store operators; Worldwide Restaurant Concepts, Inc., which owns, operates and franchises restaurants under the brand names Sizzler, KFC and Pat & Oscars; Raley’s Supermarkets, a chain of supermarkets throughout the western United States; and Fandango, Inc., the fastest-growing movie-ticketing company in the United States. Account retention also remained strong with several multi-year renewals, including Big Lots, Inc., the nation’s largest broad-line closeout retailer.

•	Payment Services announced contracts with Humana Inc., one of the nation’s largest publicly traded health benefits companies, and Health Alliance Medical Plans, Inc., a large managed care organization based in Illinois, for its new global payment platform, AcceleratedPAYSM. This product will provide payment consolidation and serve as a settlement clearinghouse for the healthcare industry, just as the Company does for airlines, rental car companies, and travel agencies.

Nonrecurring Items Affecting Comparability

Reported net income for the periods presented included certain nonrecurring items related to restructuring, divestiture, and impairment charges, which are summarized below.

•	Net income for 2001 included a net nonrecurring after-tax charge of $4.6 million, or $0.09 per diluted share. This net charge consists of a second quarter after-tax charge of $6.2 million, or $0.12 per diluted share, which was partially offset by a net after-tax positive adjustment of $1.5 million, or $0.03 per diluted share, in the fourth quarter. The second quarter charge related to the Company’s divestiture of its Business Process Outsourcing (BPO) unit. The fourth quarter gain represented a $1.9 million after-tax favorable adjustment to the BPO divestiture charge, partially offset by a $0.4 million after-tax charge for severance costs related to fourth quarter organizational restructuring actions taken to reduce support costs associated with the BPO unit.

•	Net income for 2000 included total nonrecurring after-tax charges of $5.6 million, or $0.11 per diluted share. This total charge is comprised of a second quarter after-tax charge of $1.0 million, or $0.02 per diluted share, for site consolidation initiatives and a fourth quarter after-tax impairment charge of $4.6 million, or $0.09 per diluted share, related to the Company’s decision to exit its Denver collections business.

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President’s Comments and 2002 Outlook

“The year 2001 marked another period of outstanding accomplishment at NPC”, stated Thomas A. Wimsett, President and CEO. “Our relentless focus and strong execution produced exceptional financial results, built nationwide sales momentum, and achieved our vision of transforming NPC into a company exclusively focused on electronic payment processing.”

“Our Merchant Card Services business continued to post impressive performance with revenue growing 26% for the year and 27% for the fourth quarter. More importantly, operating earnings, or EBIT, for Merchant Card Services grew by 41% for the year and 33% for the fourth quarter. This business now represents nearly 95% of the combined revenue at NPC.”

The Company is also providing the following annual guidance for 2002:

Annual Guidance

Diluted EPS	$1.15-$1.20
Core Revenue Growth	10%-15%
Core EBITDA Growth	14%-20%

The above guidance for diluted EPS includes an expected $0.05 per share positive impact of adopting the nonamortization provisions of the new goodwill and intangible assets accounting standard. In addition, the above EPS guidance includes an estimated negative impact of $0.10 per share for lower interest earnings on cash balances due to lower average interest rates expected in 2002 compared to 2001. Further, the comparable 2001 diluted earnings per share of $1.10 includes $0.04 per share from businesses that were divested in 2001.

“Our outlook for 2002 is quite strong, with double digit growth in both core revenues and EBITDA”, Wimsett added. “We continue to be extremely focused on capturing market share and expect our transaction growth in 2002 to remain well above the industry rate. We are also making significant investments in customer service, new products, and a new data center. Finally, we are continuously exploring acquisition opportunities as an additional method of growing our business, leveraging our scale, and better using our capital.”

A conference call to discuss financial performance and business highlights will be held at 9:00 a.m. ET today by Thomas A. Wimsett, president and chief executive officer, and David E. Fountain, chief financial officer. The call will be open to the public with both media and individual investors invited to participate in a listen-only mode. The conference can be accessed by calling 888.423.3281 (domestic) and 612.332.1213 (international). Participants should plan to dial in approximately 15 minutes prior to the start of the call.

A replay of the live call will be available starting at 2:15 p.m. ET, January 22, 2002 through Midnight ET on January 25, 2002. The replay may be accessed by dialing 800.475.6701 (domestic) and 320.365.3844 (international) and entering access code 577721.

This announcement and Mr. Wimsett’s comments contain forward-looking statements that involve significant risks and uncertainties, including changes in general economic and financial market conditions and the Company’s ability to execute its business plans. Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Additional information concerning factors that could cause actual results to differ materially from those contained in forward-looking statements is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, and other subsequent documents as filed with the Securities and Exchange Commission.

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About National Processing, Inc.

National Processing, Inc. (NYSE: NAP) through its wholly owned operating subsidiary, National Processing Company (NPC®), is a leading provider of merchant credit card processing. National Processing is 86 percent owned by National City Corporation (NYSE: NCC) (www.nationalcity.com), a Cleveland-based $106 billion financial holding company. NPC supports over 600,000 merchant locations, representing nearly one out of every five Visa® and MasterCard® transactions processed nationally. NPC’s card processing solutions offer superior levels of service and performance and assist merchants in lowering their total cost of card acceptance through world-class people, technology, and service. Additional information regarding National Processing can be obtained at www.npc.net.

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National Processing, Inc.

Financial Summary

(In thousands, except per share amounts)
(Unaudited)

			Results
			Before
	Core	Non-Core	Nonrecurring	Nonrecurring
Quarter Ended December 31, 2001	Results (a)	Results (b)	Items	Items (c)	Reported

Revenue	$123,953	$—	$123,953	$—	$123,953
Operating expenses	88,981	—	88,981	—	88,981
General and administrative expenses	4,704	—	4,704	—	4,704
Depreciation and amortization	4,858	—	4,858	—	4,858
Restructuring, divestiture, and impairment credits, net	—	—	—	(2,380)	(2,380)

Earnings before interest and taxes	25,410	—	25,410	2,380	27,790
Net interest income	1,276	—	1,276	—	1,276

Income before taxes and minority interest	26,686	—	26,686	2,380	29,066
Provision for income taxes	9,731	—	9,731	858	10,589

Net income before minority interest	16,955	—	16,955	1,522	18,477
Minority Interest	308	—	308	—	308

Net income	$16,647	$—	$16,647	$1,522	$18,169

Net income per share — basic	$0.322	$—	$0.322	$0.030	$0.352
Net income per share — diluted	$0.317	$—	$0.317	$0.029	$0.346
Weighted average shares — basic					51,653
Weighted average shares — diluted					52,460
Shares outstanding at end of period					51,819

			Results
			Before
	Core	Non-Core	Nonrecurring	Nonrecurring
Quarter Ended December 31, 2000	Results (a)	Results (b)	Items	Items (d)	Reported

Revenue	$99,791	$16,459	$116,250	$—	$116,250
Operating expenses	71,628	12,242	83,870	—	83,870
General and administrative expenses	3,628	1,995	5,623	—	5,623
Depreciation and amortization	4,119	1,308	5,427	—	5,427
Restructuring, divestiture, and impairment charges	—	—	—	7,072	7,072

Earnings (loss) before interest and taxes	20,416	914	21,330	(7,072)	14,258
Net interest income	2,216	143	2,359	—	2,359

Income (loss) before taxes and minority interest	22,632	1,057	23,689	(7,072)	16,617
Provision for (benefit from) income taxes	8,296	415	8,711	(2,475)	6,236

Net income (loss) before minority interest	14,336	642	14,978	(4,597)	10,381
Minority interest	—	—	—	—	—

Net income (loss)	$14,336	$642	$14,978	$(4,597)	$10,381

Net income (loss) per share — basic	$0.282	$0.013	$0.295	$(0.091)	$0.204
Net income (loss) per share — diluted	$0.279	$0.012	$0.291	$(0.089)	$0.202
Weighted average shares — basic					50,881
Weighted average shares — diluted					51,415
Shares outstanding at end of period					50,935

Notes:

(a)	Core is comprised of Merchant Card Services and Payment Services businesses and excludes the businesses noted as non-core in (b) below. Core also excludes nonrecurring items.

(b)	Non-core is comprised of the Springfield remittance operation sold in 2000, the Denver collections business discontinued in 2001, and the Business Process Outsourcing business unit sold in 2001. Non-core excludes nonrecurring items.

(c)	The quarter ended December 31, 2001 includes a $3,000 ($1,900 after-tax) favorable adjustment to the loss recorded for the divestiture of the Business Process Outsourcing unit and a $620 ($378 after-tax) charge for related severance costs and organizational restructuring actions.

(d)	The quarter ended December 31, 2000 includes a $7,072 ($4,597 after-tax) impairment loss for goodwill and fixed assets related to the Company’s decision to exit its Denver collections business.

Certain items have been reclassified in the Financial Summary for prior periods to conform with the 2001 presentation and had no effect on previously reported net income. Certain amounts may not recompute due to rounding.

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National Processing, Inc.

Financial Summary

(In thousands, except per share amounts)
(Unaudited)

			Results
			Before
	Core	Non-Core	Nonrecurring	Nonrecurring
Year Ended December 31, 2001	Results (a)	Results (b)	Items	Items (c)	Reported

Revenue	$432,085	$41,165	$473,250	$—	$473,250
Operating expenses	313,575	30,244	343,819	—	343,819
General and administrative expenses	17,818	5,001	22,819	—	22,819
Depreciation and amortization	18,009	2,337	20,346	—	20,346
Restructuring, divestiture, and impairment charges	—	—	—	3,870	3,870

Earnings (loss) before interest and taxes	82,683	3,583	86,266	(3,870)	82,396
Net interest income	6,489	377	6,866	—	6,866

Income (loss) before taxes and minority interest	89,172	3,960	93,132	(3,870)	89,262
Provision for income taxes	33,352	1,665	35,017	758	35,775

Net income (loss) before minority interest	55,820	2,295	58,115	(4,628)	53,487
Minority interest	827	—	827	—	827

Net income (loss)	$54,993	$2,295	$57,288	$(4,628)	$52,660

Net income (loss) per share — basic	$1.071	$0.044	$1.115	$(0.090)	$1.025
Net income (loss) per share — diluted	$1.058	$0.044	$1.102	$(0.089)	$1.013
Weighted average shares — basic					51,352
Weighted average shares — diluted					51,983
Shares outstanding at end of period					51,819

			Results
			Before
	Core	Non-Core	Nonrecurring	Nonrecurring
Year Ended December 31, 2000	Results (a)	Results (b)	Items	Items (d)	Reported

Revenue	$354,390	$72,871	$427,261	$—	$427,261
Operating expenses	257,185	51,165	308,350	—	308,350
General and administrative expenses	17,736	8,929	26,665	—	26,665
Depreciation and amortization	16,269	5,234	21,503	—	21,503
Restructuring, divestiture, and impairment charges	—	—	—	8,572	8,572

Earnings (loss) before interest and taxes	63,200	7,543	70,743	(8,572)	62,171
Net interest income	7,358	924	8,282	—	8,282

Income (loss) before taxes and minority interest	70,558	8,467	79,025	(8,572)	70,453
Provision for (benefit from) income taxes	26,699	3,367	30,066	(3,000)	27,066

Net income (loss) before minority interest	43,859	5,100	48,959	(5,572)	43,387
Minority interest	—	—	—	—	—

Net Income (loss)	$43,859	$5,100	$48,959	$(5,572)	$43,387

Net income (loss) per share — basic	$0.863	$0.100	$0.963	$(0.109)	$0.854
Net income (loss) per share — diluted	$0.859	$0.100	$0.959	$(0.109)	$0.850
Weighted average shares — basic					50,821
Weighted average shares — diluted					51,049
Shares outstanding at end of period					50,935

Notes:

(a)	Core is comprised of Merchant Card Services and Payment Services businesses and excludes the businesses noted as non-core in (b) below. Core also excludes nonrecurring items.

(b)	Non-core is comprised of the Springfield remittance operation sold in 2000, the Denver collections business discontinued in 2001, and the Business Process Outsourcing business unit sold in 2001. Non-core excludes nonrecurring items.

(c)	The year 2001 includes a $3,250 ($4,250 after-tax) impairment charge for the loss associated with the Company’s divestiture of its Business Process Outsourcing unit and a $620 ($378 after-tax) charge for related severance costs and organizational restructuring actions.

(d)	The year 2000 includes a $1,500 ($975 after-tax) charge for site consolidation initiatives and a $7,072 ($4,597 after-tax) impairment loss for goodwill and fixed assets related to the Company’s decision to exit its Denver collections business.

Certain items have been reclassified in the Financial Summary for prior periods to conform with the 2001 presentation and had no effect on previously reported net income. Certain amounts may not recompute due to rounding.